EXHIBIT 10.12

The following is a translation of a Japanese contract between the Bank of Tokyo Mitsubishi UFJ Co. Ltd. and Rex Tokyo Co. Ltd.

Financial Loan Document

Bank of Tokyo Mitsubishi UFJ Co. Ltd.

March 29, 2006

On behalf of Rex Tokyo Co. Ltd.

Tokyo-to, Adachi-ku, Higashi-Hokima,

Mr. Hiroyuki Ejima, CEO

Details:

Loan Amount: YEN 300,000,000

Borrowing Date: March 31, 2006

Final payment Due Date: March 31, 2011

Payment Schedule:

First payment: April 28, 2006

Subsequent payments to be made on the last day of each month

To be paid in equal amounts of YEN 5,000,000

Final payment of YEN 5,000,000 due on March 31, 2011

Interest rate:

The first term schedule (March 31, 2006 – June 30, 2006)

1)	The first repayment TIBOR (*)+ 0.75000%

2)	From second repayment TIBOR (*)+0.75000%

The Second term schedule (June 30, 2006 –March 31, 2011)

--› 2.29500%

Simulation

The transformation of Payment interest rate will be as follows:.

Merits of the Float Fixed Loan

1)	When the long term interest rate is lower than the short term interest rate, the loan is able to take advantage of the lower interest rate.

2)	During the second half schedule the interest rate will be capped at 2.29500%.

Risks associated with a Float Fixed Loan.

1)	There is the possibility that the rate could prove less advantageous than market interest rates.

2)	In the first term, there is a risk that interest rate could rise.

3)	In the second term, the rate is fixed and will not drop when the market interest rate falls.

The contract basically can not be terminated. If it is terminated under special circumstances, the contractor must pay a discharge fee. The discharge fee will be calculated by a formula taking into account the average principal amount, contracted interest rates on loans and discounts, the difference between market interest rates, the term, and the discount rate.

For example, if the principal amount is one billion yen, and the difference between the market interest rate is 2%, and the term is 3 years, and the discount rate is 0.98%, the calculation will be as follows.

Clearing Fee = one billion yen × 2% × 3 years × 0.98 = 58.8 million yen.